UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2022

TopBuild Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36870	47-3096382
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

475 North Williamson Boulevard Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 304-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2022, the Board of Directors (the “Board”) of TopBuild Corp., a Delaware corporation (the “Company”), appointed Deirdre Drake, Executive Vice President, Chief People Officer and Head of Communications at United States Cellular Corporation (“UScellular”), to the Board, and expanded the size of the Board from seven to eight persons, each effective as of January 1, 2023. The Board also appointed Ms. Drake to serve on the Board’s Audit Committee, Compensation Committee, and Governance Committee effective as of January 1, 2023.

Ms. Drake has held her current position at UScellular since April 2014 and has served on the board of directors of UScellular since 2021. Prior to joining UScellular, Ms. Drake was managing director and chief human resources officer for the Bank of Montreal Financial Group--Capital Markets Division. Ms. Drake began her career in human resources in 1989 with Marathon Oil Company. She has also held increasingly senior leadership positions in human resources with Kraft Foods, ARAMARK Corporation and The Bank of Montreal Financial Group.

Ms. Drake earned a bachelor’s degree in human resources from Central Michigan University in Mount Pleasant, Michigan, and a master’s degree in business administration from St. Joseph’s University in Philadelphia. She also received an honorary doctorate in commercial science from Central Michigan University.

Ms. Drake will participate in the standard non-employee director compensation arrangements described in the Company’s 2022 Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 23, 2022.

There are no arrangements or understandings between Ms. Drake and any other person pursuant to which Ms. Drake was appointed to the Board. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Ms. Drake was or is to be a participant and in which any related person had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Item 7.01 Regulation FD Disclosure.

On December 15, 2022, the Company issued a press release announcing the Board’s appointment of Ms. Drake. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1Press Release dated December 15, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

	By:	/s/ Robert Kuhns
		Name:	Robert Kuhns
		Title:	Vice President and Chief Financial Officer
Dated: December 15, 2022

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